Exhibit 99.1

FOR IMMEDIATE RELEASE	RELEASE 11-03

MINES MANAGEMENT, INC. PRICES $15 MILLION PUBLIC OFFERING

Spokane, Washington, March 3, 2011 — Mines Management, Inc. (“Mines Management” or the “Company”) (NYSE Amex: MGN, TSX: MGT) is pleased to announce that it has priced an underwritten public offering of 4,800,000 shares of common stock at a price to the public of $3.15 per share.  Mines Management expects that the offering will yield net proceeds, before estimated offering expenses, of approximately $14.2 million and intends to use the net proceeds from this offering for (i) the advancement of the permitting process for its Montanore Project and the commencement of the Company’s planned delineation drilling program, which will include advancement of the adit, establishment of drilling stations and commencement of exploratory drilling and (ii) for general corporate purposes, including possible acquisition and exploration of new mining properties.

Roth Capital Partners acted as sole manager for the offering.  In connection with the offering, Mines Management granted Roth Capital Partners a 30-day option to purchase up to an additional 720,000 shares to cover over-allotments, if any.  The offering is expected to close on or about March 8, 2011, subject to the satisfaction of customary closing conditions.

The offering is being made by way of a shelf registration statement, which was declared effective by the Securities and Exchange Commission (“SEC”) on October 27, 2009, a base shelf prospectus and a preliminary prospectus supplement, each of which has been filed with the SEC. Electronic copies of the final prospectus supplement, when available, may be obtained by either contacting the underwriter (as set forth below) or by accessing the SEC website, www.sec.gov.

Roth Capital Partners, LLC

Attn: Syndicate Department

24 Corporate Plaza

Newport Beach, CA 92660

Phone: 800-678-9147

Email: Rothecm@roth.com

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The securities being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the prospectus supplement, the prospectus or the Company’s shelf registration statement.

About Mines Management Inc.

Mines Management, Inc. is engaged in the business of acquiring and exploring, and if exploration is successful, developing mineral properties, primarily those containing silver and associated base and precious metals.  Its primary focus is on the advancement of the Montanore silver-copper project located in northwestern Montana.

For further information, please contact:

Mines Management, Inc.

Attn: Douglas Dobbs

905 W. Riverside Ave., Ste. 311

Phone: 509-838-6050

Fax: 509-838-0486

Email: info@minesmanagement.com

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, including statements regarding this proposed offering.  Forward-looking statements are all statements, other than statements of historical facts, included in this press release that address activities, events or developments that Mines Management expects or anticipates will or may occur in the future, including such things as whether the closing conditions will be satisfied, whether or when the over-allotment option will be exercised, the net proceeds of the offering and the anticipated use of proceeds.  When used in this press release, the words “potential”, “indicate”, “expect”, “intend”, “possible”, “hopes,” “believe,” “may,” “will,” “if” and similar expressions are intended to identify forward-looking statements.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Mines Management to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of market response to the offering, the pricing of the offering, the future use of proceeds, fluctuations in silver and copper prices, general economic conditions, economic or political events affecting the supply of and demand for silver and copper, changes in U.S. securities markets, failure to receive regulatory approvals or changes in the attitude of state and local officials to the Montanore Project; as well as those factors discussed in Mines Management’s latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission.  Although Mines Management has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Mines Management assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.